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                                                                   EXHIBIT 10.18



                               CLIENT SYSTEMS, LLC

                             DISTRIBUTION AGREEMENT

         This Distribution Agreement (the "Agreement") is made and entered into this 17th day of March, 1998, by and between Client Systems, LLC, a Colorado limited liability company (the "Distributor") and Smith Gardner & Associates, a(n) _______________ Sole Proprietor, Partnership, Limited Liability Company, Limited Liability Partnership, "C" Corporation or "S" Corporation (the "Reseller").

                                R E C I T A L S:

         Reseller acknowledges that he/she has completed the appropriate reseller application for each Vendor Reseller wishes to represent (where applicable). Reseller further acknowledges that the application, when once approved by said Vendor, appoints Reseller as an authorized, non-exclusive Reseller for the products listed on or contained within said instrument of authorization or any addenda thereto (the "Authorization Agreement").

         1. TERM. The term of this Agreement shall be co-terminous with any and all Authorized Agreement(s), unless earlier terminated as provided herein.

         2. RESELLER RESPONSIBILITIES. Reseller hereby certifies that as a
Reseller:

                  (a) The products purchased hereunder for Reseller purposes shall be incorporated in a system consisting of hardware, and/or software, and/or services which Reseller manufactures, develops, sells or provides (the "Added Value") which Reseller sells or leases to end-users as a regular course of business.

                  (b) Reseller is aware that Hewlett-Packard, Oracle or any other vendor having appointed Reseller as an authorized, non-exclusive Reseller (the "Vendor") may withdraw its permission for sales to Reseller with or without cause at any time by notifying Distributor and Reseller in writing, as outlined in the respective agreement with said Vendor.

                  (c) Distributor requires documentation, per order, from Reseller regarding end-user customer prior to processing orders. Each order requires end-user company name, end-user company contact name, street address (cannot be a P.O. box), City, State, Postal Code, Country (where products will be installed and put into service), telephone number, and facsimile number.

         3. LIMITS ON DISTRIBUTOR RESPONSIBILITIES.

                  (a) Distributor accepts no responsibility for the performance of the Reseller's application in the end-user's environment.




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                  (b) Distributor will not be liable for delays in performance or for the nonperformance due to unforeseen circumstances or causes beyond its reasonable control.

         4. RELATIONSHIP. Reseller's relationship with Distributor will be that of an independent contractor. Neither party will have, nor represent that it has, any power, right or authority to bind the other party, or to assume or create any obligation or responsibility, expressed or implied, on behalf of the other party's name except as expressly permitted.

         5. PRICING.

                  (a) Pricing is subject to change without prior notice.

                  (b) Net Reseller price does not include state and local taxes.

                  (c) Reseller must provide completed sales tax exemption certificates for his/her state and all states into which Reseller requests Distributor to ship product. The sales and use tax exemption certificate(s) must be received prior to opening a new account or shipping into a newly designated state.

                  (d) Distributor will invoice Reseller for those taxes, based on point of delivery, unless the appropriate resale exemption certificates are on file at Distributor's order entry point, or Distributor agrees the sale is otherwise exempt.

                  (e) Reseller is responsible for reporting all use tax with respect to all orders placed by Reseller for his/her own use.

                  (f) All standard Vendor terms and conditions of sale apply, as outlined in the Authorized Agreement(s) or any addenda thereto.

         6. INTERNATIONAL ORDERS. Reseller must apply for international access with each Vendor Reseller wishes to represent internationally. Upon being granted said access, Distributor will work with designated Vendor and products quoted will reflect the "export" price and configuration. The "export" price and configuration differs from the domestic price and configuration in several ways including the following:

                  (a) The "export" price provides competitive parity with the destination country (the term "export" does not explicitly and/or implicitly imply the cost of actually exporting the order).

                  (b) The configuration may vary based on the destination country; the options, such as voltage requirements, may be different dependent upon the destination country.

                  (c) All shipments are shipped FOB shipping point. All shipments will be shipped to the Reseller unless Reseller specifies another DOMESTIC address in writing on the purchase order



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or via facsimile or e-mail. Reseller is responsible for all duty, taxes and any/all additional costs associated with said international order.

         7. SHIPPING. All shipments are shipped FOB shipping point. The standard method of shipping is ground. Shipments for all orders will be shipped ground free of charge. Requests for expedited methods of shipping must be specified on the Reseller's purchase order or must be received in writing via facsimile or e-mail and will be assessed an additional charge.

         8. WILL CALL. Distributor will provide Reseller the option and convenience of picking up his/her order at Distributor's warehouse. Pick-up hours are from 8:00 am. to 5:00 p.m. Mountain Standard Time.

         9. RETURN POLICIES AND PROCEDURES. All shipments should be inspected and tested upon receipt. Reseller is responsible for proper usage, installation and support of all products. If product is believed to be defective or if there is a shipping or billing problem, Reseller is required to:

                  (a) Call Distributor immediately at (303) 337-7300.

                  (b) Save all original packing materials.

                  (c) Claims for incorrect shipments, billing errors, or DOA products must be made within ten (10) days from receipt of shipment.

                  (d) If Reseller finds it necessary to return product(s) for credit, Reseller must call Distributor at (303) 337-7300. Within twenty-four
(24) hours of an approved return, Distributor will issue an RMA number to Reseller via facsimile. RMA numbers are valid for ten (10) business days from issuance. Reseller must clearly display RMA number on the packing slip and shipping label on the outside of each carton returned. Distributor may refuse any return received without an RMA number. PRODUCTS MUST BE RETURNED IN THEIR ORIGINAL PACKAGING OR BOXING and must be in the same condition as received with all manuals, diskettes, cables, warranty cards and packing material. Returns must be shipped freight prepaid to Distributor.

                  (e) Reseller, unless otherwise directed by Distributor, is responsible for the freight and insurance for product(s) returned from Reseller or end-user to Distributor. Distributor, at its discretion, may reject any returned product(s) and return said shipment to Reseller. Should Distributor find cause to reject returned product, Reseller will be responsible for the freight and insurance costs associated with the shipment of product from Distributor back to Reseller.

                  (f) Distributor agrees to be bound by Vendor restrictions on return of product. Current Vendor restrictions apply to all software whose license seals have been broken.





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         10. DAMAGED SHIPMENTS.

                  (a) If shipment is visibly damaged and deemed unacceptable upon receipt, Reseller should refuse shipment and notify Distributor immediately.

                  (b) If shipment is visibly damaged upon receipt but acceptable, Reseller must note the damage when signing for the shipment.

                  (c) If shipment has concealed damage, Reseller should report the damage to Distributor within twenty-four (24) hours of receipt.

         11. NEW ACCOUNT POLICIES AND PROCEDURES. New Reseller accounts are normally processed within three (3) business days and require the following information:

                  (a) A completed Client Systems credit application, with trade reference information and current financial statements that are to be updated quarterly (audited statements are preferred).

                           Net-30 credit terms are available upon approval of
credit, at Client Systems sole discretion. Credit lines will be determined based upon the financial strength and overall credit worthiness of Reseller based on the financial statements provided and on the information obtained from Reseller's trade references.

                  (b) A completed Client Systems, LLC Two-Tier Distribution Agreement.

                  (c) A sales and use tax exemption certificate for every state into which Reseller will sell product.

                  (d) A completed Reseller Authorization Agreement for each Vendor Reseller wishes to represent (where applicable).

         12. PAYMENT TERMS AND CONDITIONS. Client Systems extends an Early Payment Discount to its partners. Your company will receive a 1% discount off the net invoice amount if Client Systems receives payment for the full invoice amount within 15 days of the invoice date! (Otherwise, Net 30 terms apply.) Terms are net thirty (30) days from date of shipment. Reseller agrees to make payment in full to Distributor for all amounts due according to Distributor's invoice. If Reseller shall fail to pay any invoice or any other amounts or charges due hereunder by the date upon which such payment is due, the unpaid balance of such payments shall bear interest at the per annum rate of eighteen (18%) percent from the date due to the date of payment. All payments shall be paid by Reseller to Distributor at Client Systems, LLC, Department 563, Denver, Colorado 80291-0563 or at such other place as may from time to time be designated by notice from by Distributor to Reseller.




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         13. CASH IN ADVANCE. Should Reseller fail to be in compliance with the open account terms and conditions, Reseller will be placed on a "cash in advance" status.

         14. RETURNED CHECKS. If a Reseller's check is returned to Distributor's bank, Reseller will be assessed a thirty-five ($35.00) dollar service charge per check and will be required to wire transfer the amount due within forty-eight
(48) hours of notification by Distributor or the amount due will be placed for collection.

         15. NOTICES. Any notice required or permitted to be given pursuant hereto, or in connection herewith, shall be deemed sufficient if in writing, to the other party and sent by registered or certified United States Mail, return receipt requested, postage prepaid, or sent by reputable overnight courier. Notice shall be deemed to be received on the date of execution of the return receipt or the date upon which the Postal Service or overnight courier first attempted delivery of such notice and the same is undelivered or refused.

If to Distributor:           Reseller Relations Administrator
                             Client Systems, LLC
                             2452 South Trenton Way
                             Denver, Colorado 80231


If to Reseller:                             -------------------------------

                                            -------------------------------

                                            -------------------------------

         Any party may change the notice address for purposes of this Section by giving the other parties at least ten (10) days written notice of new address in the manner set forth above.

         16. TERMINATION. Distributor and/or Reseller shall have the right to terminate this Agreement by giving the other party thirty (30) days written notice of such termination. However, termination of this Agreement does not relieve Reseller's obligation to pay Distributor all amounts due and owing under this Agreement.

         17. GOVERNING LAW. In view of the fact that the principal office of Distributor is located in the State of Colorado, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Colorado.

         18. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof.

         19. JURISDICTIONAL CONSENT. The parties hereto agree, stipulate and consent that the court and authorities of the State of Colorado and the Federal District Court for the District of Colorado


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shall have sole jurisdiction and venue over all controversies which may arise with respect to the execution, interpretation and compliance with this Agreement, and Reseller hereby waives any other jurisdiction and venue to which he/she may be entitled by virtue of domicile or otherwise.

         20. ATTORNEYS' FEES. In the event of a breach of this Agreement by Reseller, and if Distributor places this Agreement in the hands of any attorney for enforcement of the terms of this Agreement, whether suit is brought or not, or for recovery of damages and other remedies as herein provided, Reseller shall pay all costs of enforcement and litigation together with reasonable attorneys' fees.








































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         IN WITNESS WHEREOF, Distributor and Reseller have duly executed this
Agreement as of the day and year first above written.

                                    DISTRIBUTOR:

                                    CLIENT SYSTEMS, LLC

                                    By: /s/ Bud Michael
                                       ---------------------------------------
                                       Its: Vice President
                                           -----------------------------------
                                       Date: 3/7/98
                                            ----------------------------------


                                    RESELLER:


                                    ------------------------------------------


                                    By: /s/ Gary G. Hegna
                                       ---------------------------------------
                                       Its: President and CEO
                                           -----------------------------------
                                       Date: 3/6/98
                                            ----------------------------------

























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